QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dollar Tree, Inc.:

        We consent to the use of our reports dated March 14, 2014, with respect to the consolidated balance sheets of Dollar Tree, Inc. as of February 1, 2014 and February 2, 2013, and the related consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended February 1, 2014, and the effectiveness of internal control over financial reporting as of February 1, 2014, incorporated by reference into this Registration Statement on Form S-4 of Dollar Tree, Inc. and to the reference to our firm under the heading "Experts" in this Registration Statement.

                      /s/ KPMG LLP

Norfolk, Virginia
September 25, 2014

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM